EXHIBIT 10.04

THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT (this “Amendment”) is made as of the 7th day of December, 2012, among:

(a)           CCOM GROUP, INC., a New York corporation, formerly known as  Colonial Commercial Corp. (“CCOM”);

(b)           UNIVERSAL SUPPLY GROUP, INC., a New York corporation (“Universal”);

(c)           THE RAL SUPPLY GROUP, INC., a New York corporation (“RAL”);

(d)           S&A SUPPLY, INC., a New York corporation (“S&A” and, together with CCOM, Universal and RAL, collectively, “Borrowers” and, individually, each a “Borrower”); and

(e)           KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

WHEREAS, Borrowers and Lender are parties to that certain Credit and Security Agreement, dated as of October 18, 2011, that provides, among other things, for loans and letters of credit aggregating Fifteen Million Dollars ($15,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to that certain Certificate of Amendment of the Certificate of Incorporation of Colonial Commercial Corp., filed with the New York Secretary of State on July 23, 2012, Colonial Commercial Corp. was renamed CCOM Group, Inc.;

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Lender agree as follows:

1.             Amendment to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Borrowing Base”, “Consolidated Fixed Charges”, “Temporary Increase Amount” and “Temporary Increase Period” therefrom and to insert in place thereof, respectively, the following:

“Borrowing Base” means an amount equal to the total of the following:

(a)           up to eighty-five percent (85%) of the aggregate amount due and owing on Eligible Accounts Receivable of Borrowers; plus

(b)           the lesser of (i) up to fifty-five percent (55%) of the aggregate of the cost or market value (whichever is lower), as determined on a first-in first-out basis in accordance with GAAP, of the Eligible Inventory of Borrowers, or (ii) Six Million Five Hundred Thousand Dollars ($6,500,000); plus

(c)           during any Temporary Increase Period, the Temporary Increase Amount in effect during such period; minus

(d)           Reserves, if any;

provided that, anything herein to the contrary notwithstanding, Lender shall at all times have the right to modify or reduce such percentages or dollar amount caps or other components of the Borrowing Base from time to time, in its reasonable credit judgment.

“Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense, and (b) principal payments on Consolidated Funded Indebtedness (other than (i) optional prepayments of the Revolving Loans, (ii) payments made with respect to the Investor Subordinated Creditor Short-Term Subordinated Indebtedness, and (iii) the one-time payment-in-full of the Indebtedness owing under the Goodman Note pursuant to Section 5.15(b)).

“Temporary Increase Amount” means, with respect to any Temporary Increase Period, an amount, as requested by Borrowers and as agreed to by Lender in writing, not to exceed Five Hundred Thousand Dollars ($500,000).

“Temporary Increase Period” means each period commencing on a Temporary Increase Effective Date and ending on the Temporary Increase Termination Date with respect thereto; provided that no more than two separate Temporary Increase Periods shall exist during any twelve (12) month period, unless otherwise agreed to in writing by Lender, in its sole and absolute discretion.

2.             Deletion of Definition in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to delete the definition of “Goldman Associates Short-Term Subordinated Indebtedness” therefrom.

3.             Additions to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Approved Electronic Communication System” means the StuckyNet System or any other equivalent electronic service, whether owned, operated or hosted by Lender, any affiliate of Lender or any other Person.

“Investor Subordinated Creditor Short-Term Subordinated Indebtedness” means unsecured Subordinated Indebtedness from time to time owing by one or more Borrowers to one or more Investor Subordinated Creditors (other than Indebtedness owing to an Investor Subordinated Creditor permitted pursuant to Section 5.8(h) hereof), so long as (a) each advance made with respect thereto (i) if not incurred in connection with a Temporary Increase Period, has a maturity date of no more than ninety (90) days after the date of such advance, and (ii) if incurred in connection with a Temporary Increase Period, has a maturity date of no less than two Business Days after, and no more than five Business Days after, the Temporary Increase Termination date with respect thereto, (b) such Subordinated Indebtedness is subject to a Subordination Agreement prepared by and acceptable to Lender, (c) Administrative Borrower shall have provided notice to Lender prior to, or contemporaneously with, the incurrence of all such Investor Subordinated Creditor Short-Term Subordinated Indebtedness, and (d) such Subordinated Indebtedness is created pursuant to documentation in form and substance satisfactory to Lender.

“StuckyNet System” means the StuckyNet-Link internet-based communication system utilized by Lender.

“Temporary Increase Conditions” means each of the following: (a) no Default or Event of Default shall then exist; (b) Borrowers shall have notified Lender in writing that Borrowers are requesting a Temporary Increase Period, which notice shall state the requested Temporary Increase Effective Date and Temporary Increase Amount with respect thereto; and (c) Borrowers shall have delivered to Lender an officers’ certificate certifying that, as of the date of such request for a Temporary Increase Period, the aggregate principal amount of the Investor Subordinated Creditor Short-Term Subordinated Indebtedness is equal to the Temporary Increase Amount requested by Borrowers for such period.

“Temporary Increase Effective Date” means the date on which Lender shall have notified Borrowers in writing that the Temporary Increase Conditions have been met to the reasonable satisfaction of Lender (For clarification, Lender will provide such notice upon the satisfaction of the Temporary Increase Conditions).

“Temporary Increase Termination Date” means, after a Temporary Increase Effective Date, the earlier of (a) ninety (90) consecutive days after such date, and (b) such earlier date as requested by Borrowers in writing.

4.             Amendment to Commitment and Other Fees Provisions.  Section 2.8 of the Credit Agreement is hereby amended to delete subsection (h) therefrom and to insert in place thereof the following:

(h)           Temporary Increase Fee.  Borrowers shall pay to Lender, as consideration for a Temporary Increase Period, a temporary increase fee from the Temporary Increase Effective Date with respect to such Temporary Increase Period to and including the last day of such Temporary Increase Period, payable monthly, at a rate per annum equal to one hundred (100) basis points multiplied by the Temporary Increase Amount as in effect during such Temporary Increase Period.  The temporary increase fee shall be payable in arrears, on the first day of the calendar month immediately following the Temporary Increase Effective Date and continuing on each Regularly Scheduled Payment Date thereafter during such Temporary Increase Period and on the last day of such Temporary Increase Period.

5.             Additions to Financial Statements and Information Covenant Provisions.  Section 5.3 of the Credit Agreement is hereby amended to add the following new subsection (n) at the end thereof:

(n)           Delivery Through Approved Electronic Communication System.  Unless otherwise required by Lender, all documents and other information required to be provided to Lender pursuant to Section 5.3(a) (Borrowing Base Certificate), Section 5.3(e) (Accounts Receivable Aging Report), Section 5.3(f) (Inventory Report), Section 5.3(g) (Accounts Payable Aging Report) and Section 5.3(h) (Equipment Report), shall be delivered to Lender through the Approved Electronic Communication System.

6.             Amendment to Permitted Borrowing Covenant Provisions.  Section 5.8 of the Credit Agreement is hereby amended to delete subsections (g) and (h) therefrom and to insert in place thereof, respectively, the following:

(g)           Investor Subordinated Creditor Short-Term Subordinated Indebtedness owing to any Investor Subordinated Creditor, in an aggregate principal amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(h)           (i) unsecured Subordinated Indebtedness owing to the Investor Subordinated Creditors (other than Goldman Associates and/or Michael Goldman and excluding any Investor Subordinated Creditor Short-Term Subordinated Indebtedness), in an aggregate principal amount not to exceed Eight Hundred Seventy Thousand Dollars ($870,000), (ii) unsecured Subordinated Indebtedness owing to Goldman Associates and/or Michael Goldman, in an aggregate principal amount (excluding any Investor Subordinated Creditor Short-Term Subordinated Indebtedness owing to Goldman Associates) not to exceed Five Hundred Twenty-One Thousand Thirty-Three Dollars ($521,033), and (iii) secured Subordinated Indebtedness owing to Goldman Associates not to exceed Seven Hundred Fifty Thousand Dollars ($750,000); so long as, in each case, such Subordinated Indebtedness is subject to a Subordination Agreement prepared by and acceptable to Lender; and

7.             Amendment to Restricted Payments Covenant Provisions.  Section 5.15 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and insert in place thereof the following:

(a)           so long as no Default or Event of Default shall, at the time such payment is made, then exist or, after giving pro forma effect to such payment, immediately thereafter shall begin to exist, Borrowers may make regularly scheduled payments of principal and interest with respect to the Subordinated Indebtedness (including, without limitation, the Investor Subordinated Creditor Short-Term Subordinated Indebtedness) owing to the Investor Subordinated Creditors; provided that no such payments shall be made with respect to the Investor Subordinated Creditor Short-Term Subordinated Indebtedness until two Business Days after the termination of a Temporary Increase Period.

8.             Amendment to Notices Provisions.  Article X of the Credit Agreement is hereby amended to delete Section 10.3 therefrom and to insert in place thereof the following:

Section 10.3.  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or, except as otherwise specifically provided in Section 5.3(n) hereof, if to Lender, mailed or delivered to it, addressed to Lender at 127 Public Square, 1300 Key Center, Cleveland, Ohio 44114-1306, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during a Business Day, such Business Day, or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt.  All notices pursuant to any of the provisions hereof shall not be effective until received.  For purposes of Article II hereof, Lender shall be entitled to rely on telephonic instructions from any person that Lender in good faith believes is an Authorized Officer, and Borrowers shall hold Lender harmless from any loss, cost or expense resulting from any such reliance.

9.             Addition to Miscellaneous Provisions.  Article X of the Credit Agreement is amended to add the following new Section 10.15 at the end thereof:

Section 10.15.  Approved Electronic Communication System.

(a)           Unless otherwise specifically identified therein, each posting to an Approved Electronic Communication System shall be deemed to be a representation and warranty by Borrowers, and the Financial Officer submitting the information to the Approved Electronic Communication System, as of the date of such posting, of the accuracy of the information provided with respect thereto, and that each of the representations and warranties contained in this Agreement and the other Loan Documents are true and correct as if made on and as of the date of such posting.

(b)           Although the Approved Electronic Communication System is secured with generally-applicable security procedures and policies implemented or modified from time to time, Borrowers and each other Credit Party acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, Borrowers and each other Credit Party hereby approves of the use of the Approved Electronic Communication System and understands and assumes the risks of using such forms of communication.

(c)           The Approved Electronic Communication System is provided “as is” and “as available”.  Neither Lender nor any of Lender’s affiliates, officers, directors, attorneys, agents or employees warrant the accuracy, adequacy or completeness of the Approved Electronic Communication System and each expressly disclaims any liability for errors or omissions in the Approved Electronic Communication System.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Lender (or any of Lender’s affiliates, officers, directors, attorneys, agents or employees) in connection with the Approved Electronic Communication System.

(d)           Borrowers and each other Credit Party agrees that Lender may, but shall not be obligated to, store information provided through the Approved Electronic Communication System in accordance with Lender’s generally-applicable document retention procedures and policies in effect from time to time.

10.           Closing Deliveries.  Concurrently with the execution of this Amendment, Borrowers shall:

(a)            pay an amendment fee to Lender in the amount of Two Thousand Five Hundred Dollars ($2,500); and

(b)           pay all legal fees and expenses of Lender in connection with this Amendment.

11.           Representations and Warranties.  Borrowers hereby represent and warrant to Lender that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

12.           Waiver and Release.  Borrowers, by signing below, hereby waive and release Lender, and its directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

13.           References to Credit Agreement and Ratification.  Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

14.           Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

15.           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

16.           Severability.  Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

17.           Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER.  BORROWERS AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

CCOM GROUP, INC.

By:
William Pagano
Chief Executive Officer

UNIVERSAL SUPPLY GROUP, INC.

By:
William Pagano
President

THE RAL SUPPLY GROUP, INC.

By:
William Pagano
Executive Vice President

S&A SUPPLY, INC.

By:
William Pagano
President

KEYBANK NATIONAL ASSOCIATION

By:
Nadine M. Eames
Vice President

Signature Page to
Third Amendment Agreement